Exhibit 99.1

GlassBridge Reports First Quarter 2018 Financial Results

Nexsan Business Returned to Profit

Oakdale, Minnesota - (PR Newswire) - May 15, 2018 - GlassBridge Enterprises, Inc. (OTCQX: GLAE) (“GlassBridge”, the “Company” or “we”) today announced its financial results for the first quarter of 2018.

Overview

In the last earnings release, we discussed the issues related to our partially owned Nexsan business and our strategy to turn the business around. We are pleased to announce that our strategy was successfully implemented and that Nexsan has returned to profitability in the first quarter of 2018. “I am extremely proud of our Nexsan team. Despite all the challenges, this resilient team has executed on every aspect of our plan. Not only did we significantly reduce operating cost, we also grew revenue and improved gross margin from Q4 2017. Just as importantly, we have begun to execute on our innovative approach to managing and protecting cloud storage, a tremendous growth opportunity. Utilizing Nexsan’s proven proprietary technology is an integral component of this plan,” said Danny Zheng, GlassBridge Interim CEO and Nexsan CEO. “While a return to profitability is the first milestone in our journey, we are fully aware of the competitive landscape and the many challenges still ahead. We will continue to leverage Nexsan’s competitive advantages across all of our product lines to generate cash, invest in the business and grow. This will allow GlassBridge to preserve cash and focus on its core asset management business.”

Over the past year, we have repositioned the resources of the Company to develop and grow our asset management business. In addition to our technology-focused alternative asset management business driven by quantitative trading strategies, we have also focused on venture capital and investment opportunities, including through our strategic partnership called “ARRIVE” with Primary Venture Partners and Roc Nation, a global sports and entertainment management organization. In our asset management business, we seeded the first investment vehicle managed by our investment adviser subsidiary GlassBridge Asset Management, LLC (“GBAM”). We believe that ongoing improvements within the quantitative trading space - and the growing sophistication related to processing large quantities of market data - allow us to remain well-positioned to capture assets looking to benefit from our investment strategy. GlassBridge continues to engage in discussions with a number of strategic investors regarding our product offerings, and we have had some success curating our multiple sub-strategies into a product designed to match an investor’s needs. We continue to endeavor to work towards examining other distribution platforms, including liquid alternatives in the U.S. and abroad. We will continue to grow the asset management business in a measured way moving forward. In addition, “ARRIVE” has led to a number of proprietary business opportunities and transactions that have already added value to GlassBridge, and we will continue to evaluate and pursue opportunities arising out of this partnership.

1

Overview of Financial Results

GlassBridge’s revenue for Q1 2018 was $9.4 million, down 2.1 percent from Q1 2017. Revenue generated by our Nexsan business was $9.3 million and revenue generated by our asset management business was $0.1 million in the first quarter of 2018. Our gross margins improved from 45.8 percent in Q1 2017 to 52.1 percent in Q1 2018. Selling, general and administrative expenses declined by $3.7 million, or 41.6 percent year-over-year. Operating loss from continuing operations decreased from $7.5 million in Q1 2017 to a loss of $1.6 million in Q1 2018. The current quarter loss was due to the asset management business and corporate expenses, offset by the profit from our Nexsan business. Loss from discontinued operations decreased from $2.0 million in Q1 2017 to a loss of $0.4 million in Q1 2018. Our cash balance and short term investments totaled $8.4 million as of March 31, 2018.

Detailed Q1 2018 Results

The following financial results are for the current and prior period unless otherwise indicated. Included within the following financial results are our continuing operations, including the corporate holding company, our asset management business and our partially-owned data storage business accounted for using the variable interest entity method as further described in our Quarterly Report on Form 10-Q for the first quarter of 2018.

Net revenue for Q1 2018 was $9.4 million, down 2.1 percent from Q1 2017. The revenue was mostly related to our Nexsan business. The revenue decline was primarily a result of our effort to optimize investment in sales and marketing, which was scaled back by approximately 33% year-over-year.

Gross margin for Q1 2018 was 52.1 percent, a 6.3 percent increase from Q1 2017. The increase was primarily driven by production differentiation and product mix change.

Selling, general and administrative expenses in Q1 2018 were $5.2 million, down 41.6 percent from Q1 2017. The decrease was primarily due to corporate cost reductions and cost reductions for our partially-owned data storage business.

Research and development (“R&D”) expenses in Q1 2018 were $1.2 million, compared to $2.5 million in Q1 2017. The decrease was primarily due to eliminating investment in Transporter technology, which did not generate sufficient return, and headcount reductions.

GBAM Fund expenses were $0.1 million in Q1 2018 compared to none in Q1 2017. GBAM Fund expenses include general and administrative expenses for our investment vehicle launched at the end of the second quarter in 2017.

2

Operating loss from continuing operations was $1.6 million in Q1 2018 compared to a loss of $7.5 million in Q1 2017, mostly driven by improvements in our Nexsan business and lower corporate general and administrative expenses.

Net loss from GBAM Fund activities were $0.1 million in Q1 2018 compared to none in Q1 2017. Net gain (loss) from GBAM Fund activities include income or loss associated with our proprietary investment in GBAM fund, which was launched at the end of the second quarter in 2017.

Income tax provision was $0.1 million in Q1 2018 compared to an income tax benefit of $0.1 million in Q1 2017. The change in the income tax provision was primarily related to foreign subsidiary income tax accruals.

Discontinued operations had a loss (after tax) in Q1 2018 of $0.4 million compared with a loss (after tax) of $2.0 million in Q1 2017. The decrease was primarily due to reduction in legal and consulting costs. Discontinued operations include the results of the IronKey business, which was divested in February 2016, and the legacy businesses that we substantially wound down by the first quarter of 2016.

Net loss excluding noncontrolling interest was $1.7 million for Q1 2018 compared to a net loss of $7.8 million in Q1 2017.

Loss per share from continuing operations attributable to GlassBridge common stockholders was $0.25 in Q1 2018 compared with a loss per share of $1.41 in Q1 2017 based on weighted average shares outstanding of 5.1 million and 4.1 million, respectively (adjusted to give effect to the February 2017 1:10 reverse stock split).

Cash and short-term investments were $8.4 million (including $1.1 million cash of our variable interest entity as further described in the Quarterly Report on Form 10-Q for the first quarter of 2018) as of March 31, 2018, down by $1.1 million during Q1 2018, primarily driven by operating loss and litigation settlement payment.

Webcast and Replay Information

A teleconference is scheduled for 10:00 AM Eastern Time today, May 15, 2018, and will be available on the Internet on a listen-only basis at:

https://www.webcaster4.com/Webcast/Page/1401/25872

A digital recording of this teleconference will be available for replay at 12:00 p.m. Eastern Time on May 15, 2018 and will be accessible via the replay number listed below until May 22, 2018.

3

For your convenience, you will also be able to access the recording online at:

https://www.webcaster4.com/Webcast/Page/1401/25872

Digital Recording Replay Numbers:

U.S. Toll Free:	877-344-7529
International Toll:	412-317-0088
Canada Toll Free:	855-669-9658
Replay Access Code:	10120415

All remarks made during the teleconference will be current at the time of the call and the replays will not be updated to reflect any subsequent developments.

Description of Tables

Table One	--	Condensed Consolidated Statements of Operations
Table Two	--	Condensed Consolidated Balance Sheets
Table Three	--	Supplemental Segment and Product Information
Table Four	--	Additional Information

About GlassBridge Enterprises

GlassBridge Enterprises, Inc. (OTCQX: GLAE) is a holding company. We actively explore a diverse range of new, strategic asset management business opportunities for our portfolio. The Company's wholly-owned subsidiary, GBAM, is an investment advisor focused on technology-driven and quantitative strategies and other alternative investment strategies. Our partially-owned subsidiary NXSN Acquisition Corp. operates a global enterprise data storage business through its subsidiaries. For more information, please visit GlassBridge’s website at www.glassbridge.com.

Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, our share repurchase program, the launch of our asset management business and the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to a wide range of risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including the following: our need for substantial additional capital in order to fund our business; our ability to realize the anticipated benefits of our restructuring plan and other recent significant changes; the negative impacts of our delisting from the NYSE, including reduced liquidity and market price of our common stock and the number of investors willing to hold or acquire our common stock; significant costs relating to pending and future litigation; our ability to attract and retain talented personnel; the structure or success of our participation in any joint investments; risks associated with any future acquisition or business opportunities; our need to consume resources in researching acquisitions, business opportunities or financings and capital market transactions; our ability to integrate additional businesses or technologies; the impact of our reverse stock split on the market trading liquidity of our common stock; the market price volatility of our common stock; our need to incur asset impairment charges for intangible assets and goodwill; significant changes in discount rates, rates of return on pension assets and mortality tables; our reliance on aging information systems and our ability to protect those systems against security breaches; our ability to integrate accounting systems; changes in European law or practice related to the imposition or collectability of optical levies; changes in tax guidance and related interpretations and inspections by tax authorities; our ability to raise capital from third party investors for our asset management business; the efforts of key personnel of the Clinton Group, Inc. (“Clinton”) and the performance of Clinton’s overall business; our ability to comply with extensive regulations relating to the launch and operation of our asset management business; our ability to compete in the intensely competitive asset management business; the performance of any investment funds we sponsor or accounts we manage, including any fund or account managed by Clinton; difficult market and economic conditions, including changes in interest rates and volatile equity and credit markets; our ability to achieve steady earnings growth on a quarterly basis in our asset management business; the significant demands placed on our resources and employees, and associated increases in expenses, risks and regulatory oversight, resulting from the potential growth of our asset management business; our ability to establish a favorable reputation for our asset management business; the lack of operating history of our asset manager subsidiary and any funds that we may sponsor; our ability to realize the anticipated benefits of the third-party investment in our partially-owned data storage business; decreasing revenues and greater losses attributable to our partially-owned data storage products; our ability to quickly develop, source and deliver differentiated and innovative products; our dependence on third parties for new product introductions or technologies; our dependence on third-party contract manufacturing services and supplier-provided parts, components and sub-systems; our dependence on key customers, partners and resellers; foreign currency fluctuations and negative or uncertain global or regional economic conditions; and other risks and uncertainties set forth in our filings with the SEC. We assume no obligation to update forward-looking statements except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

4

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities or otherwise invest in any investment vehicle managed, advised or coordinated by GBAM (collectively, the “GlassBridge Vehicle”), and may not be relied upon in connection with any investment or offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge Vehicle, which is provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge Vehicles are currently either in formation state or have recently launched. GBAM is registered as an investment adviser with the SEC under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

For Further Information

Stockholders of GlassBridge Enterprises, Inc. - Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge Vehicles - Robert Picard, Senior Managing Director, (732) 939-9000.

5

Table One

GLASSBRIDGE ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per share amounts)
(Unaudited)

	Three Months Ended
	March 31
	2018	2017
Net revenue	$9.4	$9.6
Cost of goods sold	4.5	5.2
Gross profit	4.9	4.4

Operating expenses:
Selling, general and administrative	5.2	8.9
Research and development	1.2	2.5
GBAM Fund expenses	0.1	-
Restructuring and other	-	0.5
Total operating expenses	6.5	11.9

Operating loss from continuing operations	(1.6)	(7.5)

Other income (expense):
Interest expense	(0.1)	-
Net gains from GBAM Fund activities	(0.1)	-
Other income (expense), net	0.6	0.1
Total other income (expense)	0.4	0.1

Loss from continuing operations before income taxes	(1.2)	(7.4)

Income tax benefit (provision)	(0.1)	0.1

Loss from continuing operations	(1.3)	(7.3)

Loss from discontinued operations, net of income taxes	(0.4)	(2.0)

Net loss including noncontrolling interest	(1.7)	(9.3)
Less: Net loss attributable to noncontrolling interest	-	(1.5)
Net loss attributable to GlassBridge Enterprises, Inc.	$(1.7)	$(7.8)

Loss per common share attributable to GlassBridge common shareholders - basic and diluted:
Continuing operations	$(0.25)	$(1.41)
Discontinued operations	(0.08)	(0.49)
Net loss	$(0.33)	$(1.90)

Weighted average shares outstanding:
Basic and diluted	5.1	4.1

6

Table Two

GLASSBRIDGE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents (1)	$8.1	$8.8
Short term investments	0.3	0.7
Accounts receivable, net (1)	5.6	5.8
Inventories	3.3	3.5
Other current assets	2.2	2.1
Current assets of discontinued operations	0.5	0.5

Total current assets	20.0	21.4

Property, plant and equipment, net	0.7	0.8
Intangible assets, net	7.7	8.2
Other assets	7.0	6.9
Non-current assets of discontinued operations	1.6	2.9

Total assets	$37.0	$40.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6.1	$6.1
Other current liabilities	16.5	16.7
Current liabilities of discontinued operations	4.2	5.3

Total current liabilities	26.8	28.1
Other liabilities	29.4	29.7
Other liabilities of discontinued operations	9.2	9.1

Total liabilities	65.4	66.9

Shareholders' deficit:
Total GlassBridge Enterprises, Inc. shareholders' deficit	(23.7)	(22.0)
Noncontrolling interest	(4.7)	(4.7)
Shareholders' deficit	(28.4)	(26.7)

Total liabilities and shareholders' deficit	$37.0	$40.2

(1) Includes cash and accounts receivable of our partially owned data storage subsidiary accounted for using the variable interest entity (VIE) method as further described in our Quarterly Report on Form 10-Q for the first quarter of 2018.

7

Table Three

GLASSBRIDGE ENTERPRISES, INC.
SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION
(Dollars in millions)
(Unaudited)

	Three months ended March 31,		Three months ended March 31,
	2018		2017		% Change
	Revenue	% Total	Revenue	% Total
Nexsan	$9.3	99%	$9.6	100.0%	-3.1%
Asset Management	0.1	1.1%	-	0.0%	NM
Total	$9.4	100.0%	$9.6	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$0.1	1.1%	$(4.3)	-44.8%	-102.3%
Asset Management	(0.9)	-900.0%	(0.9)	NM	0.0%
Corp/Unallocated (1)	(0.8)	NM	(2.3)	NM	-65.2%
Total operating loss from continuing operations	$(1.6)	-17.0%	$(7.5)	-78.1%

	Net gain (loss) from GBAM Fund activities	OI %	Net gain (loss) from GBAM Fund activities	OI %
Asset Management (2)	$(0.1)	NM	$-	NM	NM

	Gross Margin	Gross Margin
Nexsan	51.6%	45.8%
Asset Management	NM	NM

NM - Not Meaningful

(1) Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management's evaluation of segment performance, such as litigation settlement expense, corporate expense and restructuring and other expenses.

(2) Net gain (loss) from GBAM Fund activities are included in management's evaluation for the asset management business which include income or loss associated with our investment vehicle launched at the end of the second quarter in 2017.

8

Table Four

GLASSBRIDGE ENTERPRISES, INC.
ADDITIONAL INFORMATION
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31
Cash and Cash Flow Information - Continuing Operations	2018	2017

Cash and cash equivalents - end of period	$8.1	$12.4
Capital spending	$0.2	$0.3
Depreciation	$0.3	$0.4
Amortization	$0.5	$0.5

	March 31	December 31
Asset Utilization Information *	2018	2017

Days Sales Outstanding (DSO)	45	60
Days of Inventory Supply	85	93

Other Information

Approximate employee count as of March 31, 2018:	120
Approximate employee count as of December 31, 2017:	120
Book value per share attributable to GlassBridge Enterprises, Inc. as of March 31, 2018:	$(4.65)
Shares used to calculate book value per share (millions):	5.1

*	These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.

9